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                              EXHIBIT 6.15

                     FIRST CONTINENTAL CAPITAL, L.P.
                     REVENUE PARTICIPATION AGREEMENT


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                                EXHIBIT D

                [LOGO] FIRST CONTINENTAL CAPITAL, L.P.
                   REVENUE PARTICIPATION AGREEMENT


      THIS REVENUE PARTICIPATION AGREEMENT (the "Agreement") is entered into and effective as of October 21, 1999, by and between INTERNATIONAL COMMUNICATIONS ENTERPRISES, LTD., A United Kingdom corporation ("ICE") and GLOBAL TELEPHONE COMMNICATION, INC, a Nevada corporation ("GTC").


                                1. RECITALS

      This agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

      1.1 ICE through its personal and business relationships, will enter into agreements with various entities to provide "Promotional Pre Paid Calling Card" services.

      1.2 GTC desires to make an investment in ICE for the purposes of providing the financial resources necessary to assist ICE in carrying out its responsibilities resulting from any agreements to provide "Promotional PrePaid Calling Card" services.

      1.3 The present list of potential "Promotional Pre Paid Calling Card" agreements include Max Biaggi, Pros Grand Prix, Yamaha Racing, Team Green, Michael Schumacher, Bennetton and Repsol. It is recognized by both ICE and GTC that this list will continue to grow with more opportunities as time and success progress.

                           2. OPTIONS AND RIGHTS

      2.1 AMOUNT OF OPTION - GTC agrees to invest L 30,000 for the option and right to invest in all "Promotional Pre Paid Calling Card" agreements entered into by ICE.

      2.2 RIGHTS - GTC shall have the right to invest in every "Pre Paid Calling Card" agreement entered into by ICE upon the investment of the option amount listed above in paragraph 2.1.

              3. TERMS AND CONDITIONS OF REVENUE PARTICIPATION

      3.1 AMOUNT OF INVESTMENT - GTC agrees to invest L75,000 for each "Promotional Pre Paid Calling Card" agreement entered into by ICE after a review of the agreement, its financial projections and completion of general "due diligence".

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3.2  PERCENTAGE OF GROSS REVENUE PARTICIPATION: GTC shall receive 50% of the gross revenue generated from each investment until it has received 2 times its amount invested. Then it shall receive 25% of gross revenue for as long as the opportunity is in existence.

                  4. COOPERATION, ARBITRATION, INTERPRETATION
                         MODIFICTION AND ATTORNEY FEES

4.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

4.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

4.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

4.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

4.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

4.6 ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

4.7  COUNTERPARTS: This Agreement may be signed in one or more counterparts.

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4.8  FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.


                                   INTERNATIONAL
                                   COMMUNICATIONS
                                   ENTERPRISES, LTD.


Dated: October 21, 1999             By: /s/ Leonard Goldstein
                                       -----------------------------------
                                        Leonard Goldstein
                                        Managing Director-Chairman



                                   GLOBAL TELEPHONE
                                   COMMUNICATION INC.



Dated: October 21, 1999             By : /s/ Thomas C. Brandenburg
                                    -----------------------------------
                                        Thomas C. Brandenburg
                                        President & CEO